AGREEMENT OF AMENDMENT No. 2

Dated as of August 18, 2011

Reference is made to that certain Revolving Credit and Security Agreement dated as of August 20, 2010 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Van Kampen Dynamic Credit Opportunities Fund (the “Borrower”), CIESCO, LLC (the “Conduit Lender”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Approved Pricing Service” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “Reuters” set forth therein in its entirety with the words “Thomson Reuters Pricing Service”.

The parties hereto agree that, effective as of the date hereof, the definition of “Borrowing Base Excess Amount” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing clause (xi) set forth therein in its entirety with the following:

“(xi) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets which are not rated by S&P nor Moody’s exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral”.

The parties hereto agree that, effective as of the date hereof, clause (iii) of the definition of “Credits Outstanding” set forth in Section 1.01 of the Credit Agreement shall be amended by deleting the proviso “provided, however, for purposes of computing the Liquidity Fee and the Commitment Fee pursuant to this clause (iii), each of the Liquidity Fee Percentage and the Commitment Fee Percentage shall be deemed to be .25%” set forth therein in its entirety.

The parties hereto agree that, effective as of the date hereof, the definition of “Distressed Asset” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the words “forty-five (45) consecutive days” set forth in the proviso of clause (ii) therein in their entirety with the words “thirty (30) consecutive days”.

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 18, 2011” set forth therein with the date “August 16, 2012”.

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement shall be amended by replacing the information set forth therein under the heading “If to the Direct Lender” with the information set forth under such heading set forth in Annex A hereto.

Agreement of Amendment No. 2

Invesco Van Kampen Dynamic Credit Opportunities Fund

The parties hereto agree that, effective as of the date hereof, Schedule III to the Credit Agreement is hereby amended by replacing it in its entirety with Annex B hereto.

The Borrower represents and warrants to the Program Agent, the Conduit Lender, the Secondary Lender and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 2, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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Agreement of Amendment No. 2

Invesco Van Kampen Dynamic Credit Opportunities Fund

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
Name:	Todd D. Fritchman	Name:	Todd D. Fritchman
Title:	Vice President	Title:	Vice President

CIESCO, LLC, as Conduit Lender		STATE STREET BANK AND TRUST COMPANY, as Direct Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Todd D. Fritchman	By:	/s/ Janet B. Nolin
Name:	Todd D. Fritchman	Name:	Janet B. Nolin
Title:	Vice President	Title:	Vice President

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Vice President

Agreement of Amendment No. 2

Invesco Van Kampen Dynamic Credit Opportunities Fund

ANNEX A TO

AGREEMENT OF AMENDMENT NO. 2

NOTICE INFORMATION

If to the Direct Lender:	State Street Bank and Trust Company
100 Huntington Avenue
Copley Place Tower 1, Floor 4
Boston, MA 02116
Attention: Karen Gallagher
Telephone No.: (617) 662-8626
Facsimile No.: (617) 988-9535

Agreement of Amendment No. 2

Invesco Van Kampen Dynamic Credit Opportunities Fund

ANNEX B TO

AGREEMENT OF AMENDMENT NO. 2

SCHEDULE III

LIST OF ADVANCE RATES

Rating Categories		Percentage
1.	Cash	100%
2.	Assets which are Eligible Government Securities and which mature in one (1) day	100%
3.	Assets which are Eligible Government Securities and which mature in one (5) year or less, but more than one (1) day	90%
4.	Eligible Commercial Paper Notes	90%
5.	Class A Loan Assets	80%
6.	Class B Loan Assets	75%
7.	Eligible Second Lien Loan Assets	65%
8.	Class A Bond Assets	75%
9.	Class B Bond Assets	70%
10.	Class C Bond Assets	45%
11.	Class D Bond Assets	30%
12.	Eligible DIP Assets	35%
13.	Class A CDS	75%
14.	Class B CDS	70%
15.	Class C CDS	45%
16.	Class D CDS	30%
17.	Eligible LCDX	70%
18.	Eligible CDX	60%

Agreement of Amendment No. 2

Invesco Van Kampen Dynamic Credit Opportunities Fund